Exhibit 99.1

HANCOCK HOLDING COMPANY

401(k) SAVINGS PLAN

AND TRUST

HANCOCK HOLDING COMPANY 401(k) SAVINGS PLAN AND TRUST

HANCOCK HOLDING COMPANY

401(K) SAVINGS PLAN AND TRUST

(Amended and Restated Effective January 1, 2013)

THIS AGREEMENT made this the 19th day of December, 2012, by and between HANCOCK HOLDING COMPANY, (hereinafter referred to as an “Employer”), WHITNEY BANK, HANCOCK BANK, acting as plan sponsor, and HANCOCK BANK, acting as Trustee (hereinafter referred to in such capacity as the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Hancock Bank 401(k) Savings and Investment Plan (the “Hancock 401(k) Plan”) was originally adopted effective May 29, 1996;

WHEREAS, the Whitney National Bank Savings Plus Plan (the “Whitney 401(k) Plan”) was originally adopted effective December 31, 1952, by Whitney National Bank;

WHEREAS, Hancock Holding Company and Whitney Holding Corporation entered into a merger agreement described in the Agreement and Plan of Merger between Hancock Holding Company and Whitney Holding Corporation, dated as of December 21, 2010 (the “Merger Agreement”);

WHEREAS, Hancock Holding Company sponsors the Whitney 401(k) Plan;

WHEREAS, Hancock Bank and Hancock Holding Company now desire to merge the Whitney 401(k) Plan into the Hancock 401(k) Plan, renaming the plan the Hancock Holding Company 401(k) Savings Plan (the “401(k) Plan”);

WHEREAS, Hancock Holding Company shall now assume sole sponsorship of the 401(k) Plan;

NOW, THEREFORE, the amended and restated Hancock Holding Company 401(k) Savings Plan and Trust is adopted as follows:

SECTION 1.

Continuance of Trust

The parties hereto, by the execution of this Plan and Trust Agreement, do hereby continue an Employees’ Trust for the payment of the deferred benefits to the Employer’s Employees and their Beneficiaries, out of trust funds to be governed and administered in accordance with the terms of the Plan and Trust Agreement. The Trust is hereby designated as constituting a part of a plan intended to qualify and to be tax exempt under Section 401(a) and Section 501(a), respectively, of the Internal Revenue Code of 1986, as amended from time to time. This Plan may be executed in any number of counterparts, each of which shall be an original and no other counterpart need be produced.

SECTION 2.

Plan for Exclusive Benefit of Employees

2.01 This Plan is a profit sharing plan and was originally established and continues for the exclusive benefit of the Employer’s Employees and their Beneficiaries. The provisions of this amended and restated Plan shall apply only to Employees who have Service on or after the Effective Date of this amended and restated Plan unless otherwise specified herein. The benefits of former Employees shall be determined under the Profit Sharing Plan, the Hancock 401(k) Plan, and/or the Whitney 401(k) Plan as in effect at the time such Employees terminated Service.

2.02 In the event a contribution made by the Employer is not deductible under Code Section 404, the amount of the contribution disallowed (reduced by any losses) shall be returned to the Employer within one year after the deduction is disallowed. Any contribution (reduced by any losses) made by the Employer because of a mistake of fact shall be returned to the Employer within one year of the date of the contribution. The maximum amount that may be returned to the Employer under the preceding sentence is the excess of the amount contributed over the amount that would have been contributed had no mistake of fact occurred. Any earnings shall be allocated to the Participants.

2.03 Under no circumstances, except as provided in Section 2.02, shall any part of the principal or income of the Trust established hereunder be used for or revert to the Employer or be used for or diverted to purposes other than for the exclusive benefit of the participating Employees and their Beneficiaries.

However, the Plan shall not be construed as giving any Employee or other person any right, legal or equitable, against the Trustee, the Employer, or the principal or interest of the Trust except as specifically provided for herein. Furthermore, nothing herein contained shall be construed as giving any Participant the right to be retained in the service of the Employer nor, upon dismissal or upon the Participant’s voluntary termination, to have any right or interest in this Plan and Trust other than as provided herein.

2.04 The Whitney 401(k) Plan shall be merged into this Plan and all accounts under the Whitney 401(k) Plan shall be transferred to this Plan. The account balance of each Participant immediately after the merger shall equal his or her account balance immediately prior to the merger.

SECTION 3.

Definitions

Definitions are also found in Sections 5, 7 and 13 of this Plan.

3.01 Adverse Benefit Determination shall mean a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for a benefit, including any such denial, reduction, termination or failure to provide or make payment that is based on a determination of a Participant’s or Beneficiary’s eligibility to participate in the Plan.

3.02 Affiliated Employer shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Section 414(o) of the Code.

3.03 Aggregation Group shall mean the qualified plans of the Employer required or permitted to be aggregated to determine whether or not the Employer’s plans are Top Heavy Plans. The required Aggregation Group includes (a) each qualified plan of the Employer in which a Key Employee participates or participated at any time during the determination period (as specified in Section 3.54 of this Plan) (regardless of whether the plan has terminated), and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Section 401(a)(4) or Section 410 of the Code. The permissive Aggregation Group consists of the required Aggregation Group plus any other qualified plan or plans of the Employer which, when considered as a group with the required Aggregation Group, would continue to satisfy the requirements of Section 401(a)(4) and Section 410 of the Code

3.04 Beneficiary shall mean an individual, trust or estate designated by a Participant in accordance with the provisions of this Plan to receive death benefits payable under this Plan. Beneficiary shall also mean an alternate payee entitled to benefits under this Plan pursuant to the provisions of a Qualified Domestic Relations Order assigning the rights of a Participant to such alternate payee.

3.05 Break in Service shall occur at the end of a 12-consecutive month period (computation period) during which the Participant has not completed more than 500 Hours of Service. The computation period shall be the same applicable period used for determining a Year of Service for vesting purposes. A Break in Service shall not occur in the case of vacations, temporary illness, layoff or leave of absence, the terms of which are authorized in writing by the Employer, provided the Employee returns to active Service with the Employer at the termination of the leave of absence or layoff. Any leave of absence authorized by the Employer will be granted under uniform rules so that all Participants under similar circumstances will be treated alike.

3.06 Claim For Benefits shall mean a request for a Plan benefit made by a Claimant in accordance with the Plan’s reasonable procedures for filing benefit claims under Section 4.04 of this Plan.

3.07 Claimant shall mean a Participant or Beneficiary as defined in this Plan. An authorized representative of a Claimant may act on behalf of such Claimant in pursuing a Claim For Benefits or appeal of an Adverse Benefit Determination. Such authorization must be in writing, signed by the Claimant and approved by the Plan Administrator.

3.08 Code shall mean the Internal Revenue Code of 1986, as amended.

3.09 Compensation for purposes of computing contributions under this Plan shall mean an Employee’s actual cash salary or wages, including base pay, commissions, incentives, overtime and bonuses and excluding extraordinary income. Compensation shall include Elective Deferrals under this Plan and any amounts which are contributed to another plan by the Employer pursuant to a salary reduction agreement and which are not includable in the gross income of the Employee under Sections 125, 402(a)(8), 402(h), 403(b) or 132(f)(4) of the Code. Except as otherwise provided in this Plan, Compensation for purposes of testing discrimination shall mean W-2 income or any other definition permitted under Code Section 414(s), as amended.

The annual Compensation of each Employee taken into account for determining all benefits provided under the Plan for any Plan Year beginning after December 31, 2012, shall not exceed $255,000, as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

3.10 Determination Date shall mean, for purposes of determining whether the Plan is a Top Heavy Plan for a particular Plan Year, the last day of the preceding Plan Year. In the case of the first Plan Year of the Plan, the Determination Date is the last day of the first Plan Year.

3.11 Disability shall mean such disability as entitles the Participant to disability benefits under the Social Security Act as amended to the date of inception of such disability.

3.12 Early Retirement Date shall mean the last day of the month coinciding with or following the Participant’s completion of 10 Years of Service, attainment of age 55 and termination of Service with the Employer.

3.13 Effective Date shall mean the effective date of this amendment and restatement, January 1, 2013, unless otherwise specified.

3.14 Elective Deferral shall mean the amount of Compensation subject to automatic deferral under Section 5.04 or that the Participant has elected to defer under the provisions of this Plan and the Employer is not required to report as taxable income to the Internal Revenue Service on IRS Form W-2 (or on any successor or substitute form) solely by reason of the application of Section 401(k) of the Code. The Elective Deferrals shall be contributed to the Plan by the Employer.

3.15 Elective Deferral Account shall mean the account established on behalf of each Participant to which shall be credited the Participant’s Elective Deferrals and Net Earnings thereon.

3.16 Eligibility Date shall mean the date on which an Eligible Employee has met the eligibility requirements and may become a Participant in the Plan.

3.17 Eligible Employees shall mean those Employees (of the Employer and Affiliated Employers as set forth on Exhibit A) who will be eligible to participate in this Plan after meeting the eligibility requirements. Eligible Employees shall include all Employees of the Employer and such Affiliated Employers except the following:

(a)	Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining (for this purpose, the term Employee representatives does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer or Affiliated Employers);

(b)	Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States;

(c)	Leased Employees;

(d)	On-Call Employees which shall mean individuals classified by the Employer as “on-call employees” to be contacted as needed for special projects;

(e)	Seasonal Employees which shall mean individuals classified by the Employer as “seasonal employees” to be hired for summer employment, spring-break and/or Christmas break;

(f)	Co-op Employees which shall mean students hired by the Employer as part of a high school/college cooperative program;

(g)	Project Employees which shall mean individuals classified by the Employer as “project employees” to be hired for specific projects.

3.18 Employee shall mean any person who is treated as a common law employee by the Employer; provided, however, that an individual who is reclassified as a common law employee on a retroactive basis shall not be treated as having been an Employee for purposes of the Plan for any period prior to the date he or she is so reclassified. Employee shall also mean any Leased Employee deemed to be an Employee of the Employer under the provisions of this Plan and any Employee of an Affiliated Employer. However, only those Eligible Employees of the Employer and Affiliated Employers adopting this Plan shall be eligible to participate in the Plan.

3.19 Employer shall mean the entities set forth on Appendix A, each of which shall be a participating employer hereunder.

3.20 Employer Stock shall mean Hancock Holding Company Common Stock.

3.21 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

3.22 Forfeiture shall mean the portion of a Participant’s Matching Contribution Account or HHC Safe Harbor Matching Account which is not vested. A Forfeiture shall occur on the earlier of (a) the distribution of the entire vested portion of such account, or (b) the last day of the Plan Year in which the Participant incurs five consecutive one-year Breaks in Service.

3.23 Fund shall mean the Hancock Holding Company 401(k) Savings Plan & Trust maintained in accordance with the terms of this Plan and Trust Agreement. The terms “Trust” and “Trust Fund” shall have the same meaning as the term “Fund.”

3.24 HHC Safe Harbor Contribution shall mean a contribution made pursuant to Section 7.02.

3.25 HHC Safe Harbor Contribution Account or HHC Safe Harbor Matching Account shall mean the account established on behalf of each Participant who receives a contribution pursuant to Section 7.02.

3.26 Highly Compensated Employee shall mean:

(a)	any Employee of the Employer who was a more than five percent (5%) owner (as defined in Section 416 of the Code) at any time during the Plan Year for which the determination is being made (the “determination year”) or the preceding Plan Year (the “look-back year”); and

(b)	any Employee in the determination year who, for the look-back year, had Section 415 Compensation in excess of $115,000, as adjusted,

A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee separated from Service or if such Employee was a Highly Compensated Employee at any time after attaining age 55.

3.27 Hour of Service shall mean:

(a)	each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed, provided the Employer may apply a rule of convenience for any pay period that crosses two calendar years;

(b)	each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). For purposes of this paragraph Hours of Service shall be determined by dividing the payments received or due for reasons other than the performance of duties by (i) for hourly Employees the Employee’s most recent hourly rate of compensation, or (ii) for Employees on a fixed rate for a specified period (e.g., days, weeks, or months), the rate of compensation for a specified period of time divided by the number of hours regularly scheduled for the performance of duties during such period of time; or (iii) if an Employee’s compensation is not determined on the basis of a fixed rate for specified periods of time, the lowest rate of compensation paid to Employees in the same job classification as the Employee or, if there are no Employees in the same job classification, the minimum wage as established from time to time under Section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended. Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by this reference; and

(c)	each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.

(d)	The same Hour of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under paragraph (c). These Hours of Service shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(e)

For purposes of determining if a Break in Service has occurred, Hour of Service shall also mean each Hour of Service which otherwise would normally have been credited to an Employee who is absent from work by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement. In the event the number of Hours of Service which otherwise would have been credited to such Employee but for such absence cannot be determined, then the Employee shall receive credit for eight Hours of Service per day of such absence. No more than 501 Hours of Service shall be credited under this paragraph (e) by reason of any pregnancy or placement. The hours described in this paragraph (e) shall be treated as Hours of Service only (i) in the Plan Year in which the absence from work begins, if a Participant would be prevented from incurring a Break in Service in such year solely because the period of absence is treated as Hours of Service in that year, or (ii) in any other case, in the immediately following Plan Year. In order to receive credit for Hours of Service under this paragraph (e), the Employee shall furnish to the Plan Administrator a statement from a duly licensed physician that the leave was taken by reason of the birth of the child and specifying the length of absence recommended by the physician. In the event of the adoption of a child, the Plan Administrator shall require such proof as deemed necessary to certify the reason for the absence.

(f)	Hours of Service shall be credited for employment with Affiliated Employers.

3.28 Investment Committee shall mean a subcommittee of the Benefits Committee appointed by Hancock Holding Company, designated to select the options for investing the assets of the Trust Fund pursuant to the provisions of Section 21 of the Plan.

3.29 Key Employee shall mean any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code), a five percent owner of the Employer, or a one percent (1%) owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means Section 415 Compensation. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable Regulations and other guidance of general applicability issued thereunder.

3.30 Leased Employee shall mean any individual who is not an Employee of the Employer and who, pursuant to an agreement between the Employer and a leasing organization, has performed service for the Employer (or for the Employer and related persons as defined in Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year and such services are performed under the primary direction or control of the Employer. Any contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. Once a Leased Employee has performed services on a substantially full-time basis for a one year period, he or she shall be considered an Employee of the Employer for purposes of this Plan. Years of Service for the entire period for which the Leased Employee performed services for the

Employer shall be taken into account for determining Years of Service under this Plan. Non-Highly Compensated Work Force means the aggregate number of individuals (other than Highly Compensated Employees) who are (a) Employees of the Employer (without regard to this Section) and who have performed Services for the Employer (or for the Employer and related persons) on a substantially full-time basis for at least one year, or (b) Leased Employees of the Employer (without regard to the Safe Harbor under this Section).

3.31 Limitation Year shall mean the 12-consecutive month period beginning on January 1. The Limitation Year may only be changed by amendment to the Plan; however, in the event the Plan is terminated, the effective date of such termination shall be deemed the last day of the Limitation Year without the necessity of further action.

3.32 Matching Contribution shall mean the Employer’s contribution based on the Participant’s Elective Deferrals for Plan Years prior to January 1, 2013.

3.33 Matching Contribution Account shall mean the account established on behalf of each Participant to which shall be credited the amount of the Employer’s Matching Contribution and Forfeitures of other Matching Contribution Accounts allocated to the Participant and Net Earnings thereon.

3.34 Net Earnings shall mean the net gain or loss of the Trust Fund from investments, as reflected by income received, realized and unrealized gains and losses on securities or other investments of the Trust, other investment transactions and expenses paid by the Trust.

3.35 Non-Highly Compensated Employee shall mean an Employee of the Employer who is not a Highly Compensated Employee.

3.36 Non-Key Employee shall mean any Employee of the Employer (including Beneficiaries of such Employee) who is not a Key Employee.

3.37 Normal Retirement Date shall mean the first day of the month coinciding with or preceding the later of the Participant’s 65th birthday, or the fifth anniversary of the date the Participant first commenced participation in the Plan. If the Employer requires an Employee to retire upon reaching a certain age, the Normal Retirement Date may not exceed that mandatory retirement age.

3.38 Participant shall mean an Eligible Employee who has met all of the eligibility requirements of this Plan and has not become ineligible to participate. A Participant includes a terminated Eligible Employee whose participation in the Plan has not ceased pursuant to Section 6 of the Plan.

3.39 Plan shall mean the Hancock Holding Company 401(k) Savings Plan and Trust.

3.40 Plan Administrator shall mean Hancock Bank, acting through its Human Resources Department, unless otherwise expressly provided herein. The Plan Administrator is hereby designated as agent for service of legal process on the Plan.

3.41 Plan Year shall mean the 12-consecutive month period beginning on January 1 and each anniversary thereof.

3.42 Hancock Profit Sharing Contribution Account shall mean the account established on behalf of each Participant who received a contribution under the predecessor Hancock Profit Sharing Plan.

3.43 Qualified Domestic Relations Order (Order) shall mean any judgment, decree, or order (including approval of a property settlement agreement) which (a) is made pursuant to a state domestic relations law (including a community property law); (b) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant; and (c) creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant under this Plan. The Plan Administrator shall determine, pursuant to the provisions of this Plan, if a domestic relations order received by the Plan is a Qualified Domestic Relations Order.

3.44 Qualified Military Service shall mean any service in the uniformed services (as defined in chapter 43 of Title 38, United States Code) by any Employee if such Employee is entitled to reemployment rights under such chapter with respect to such service.

3.45 Rollover Account shall mean the account established on behalf of a Participant under the provisions of Section 21.09(a) of this Plan.

3.46 Section 415 Compensation shall include the following:

(a)	the Participant’s wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements, or other expense allowances under a nonaccountable plan (as described in Regulation Section 1.62-2(c));

(b)	amounts described in Code Sections 104(a)(3), 105(a) and 105(h), but only to the extent that these amounts are includable in the gross income of the Employee;

(c)	amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code Section 217;

(d)	the value of a non-qualified stock option granted to an Employee by the Employer, but only to the extent that the value of the option is includable in the gross income of the Employee for the taxable year in which granted;

(e)	the amount includable in the gross income of an employee upon making the election described in Code Section 83(b); and

(f)	any Elective Deferrals under this Plan and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code Section 125, 132(f)(4) or 457.

Section 415 Compensation shall exclude the following:

(a)	contributions made by the Employer to any plan of deferred compensation (other than those described in (f) above) to the extent that, before the application of the Code Section 415 limitations to that plan, the contributions are not includable in the Employee’s gross income for the taxable year in which contributed; Employer contributions under a simplified employee pension to the extent such contributions are deductible by the Employee; any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed;

(b)	amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(c)	amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(d)	other amounts which received special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from gross income of the Employee).

In order to be taken into account for a Limitation Year, Section 415 Compensation must be actually paid or made available to an Employee (or, if earlier, includible in the gross income of the of the Employee) within the Limitation Year. For this purpose, Section 415 Compensation is treated as paid on a date if it is actually paid on that date or it would have been paid on that date but for an election under Code Section 401(k), 403(b), 408(k), 408(p)(2)(A)(i), 132(f) or 125. In order to be taken into account for a Limitation Year, Section 415 Compensation, except as provided below, must be paid or treated as paid to the Employee prior to Severance from Employment with the Employer.

Except as otherwise provided below, in order to be taken into account for a Limitation Year, Section 415 Compensation must be actually paid or made available to an Employee (or, if earlier, includible in the gross income of the of the Employee) within the Limitation Year. For this purpose, Section 415 Compensation is treated as paid on a date if it is actually paid on that date or it would have been paid on that date but for an election under Code Section 401(k), 403(b), 408(k), 408(p)(2)(A)(i), 132(f), 125 or 457(b).

Section 415 Compensation shall include certain payments made within 2 1/2 months following the Employee’s severance from employment. Such payments include payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation. Any other payments after the Employee’s severance from employment shall not be considered 415 compensation.

Section 415 Compensation for a Year of Service shall not include any Compensation in excess of the limitation under Code Section 401(a)(17) that is in effect for the calendar year in which such Year of Service began.

3.47 Service shall mean employment as an Employee of the Employer or Affiliated Employer.

(a)	Service shall also include employment with Peoples First Community Bank for all former employees of such entity who became Employees of the Employer on January 1, 2010, for purposes of eligibility to participate and vesting.

(b)	Service with Whitney Holding Corporation, Whitney National Bank, Berwick LLC, and Common Street Corp, shall count for purposes of eligibility to participate and vesting or employees employed on June 5, 2011.

Service credit with respect to Qualified Military Service shall be provided in accordance with Code Section 414(u). Any period of Family and Medical Leave shall be counted as Service for eligibility and vesting purposes under this Plan if required by the Family and Medical Leave Act of 1993 (FMLA).

3.48 Severance from Employment shall mean when the Employee ceases to be an Employee of the Employer maintaining this Plan. An Employee does not have a Severance from Employment if, in connection with a change of employment, the Employee’s new employer maintains such plan with respect to the Employee.

3.49 Top Heavy Plan shall mean this Plan for any Plan Year if, (a) the top-heavy ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any required Aggregation Group or permissive Aggregation Group; (b) this Plan is a part of a required Aggregation Group but not part of a permissive Aggregation Group and the Top-Heavy Ratio for the required Aggregation Group exceeds sixty percent (60%); and (c) this Plan is a part of a required Aggregation Group and part of a permissive Aggregation Group and the Top-Heavy Ratio for the permissive Aggregation Group exceed sixty-percent (60%).

3.50 Top Heavy Ratio means the following:

(a)	If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the one year period ending on the Determination Date(s)) (five year period ending on the Determination Date in the case of a distribution made for a reason other than Severance from Employment, death or Disability and in determining whether the Plan is Top Heavy for Plan Years beginning before January 1, 2002), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one year period ending on the Determination Date(s)) (five year period ending on the Determination Date in case of a distribution made for a reason other than Severance from Employment, death or Disability and in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002), both computed in accordance with Section 416 of the Code and the Regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the Regulations thereunder.

(b)

If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the one year period ending on the Determination Date (five year period ending on the Determination Date in case of a distribution made for a reason other than Severance from Employment, death or Disability and in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002)

(c)	For purposes of (a) and (b) above the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date, except as provided in Section 416 of the Code and the Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the plan at any time during the one year period (five-year period in determining whether the Plan is Top Heavy for Plan Years beginning before January 1 2002) ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the Regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code. The present value of benefits in a defined benefit plan shall be determined under the provisions of the defined benefit plan.

3.51 Transfer Account shall mean the account established on behalf of a Participant under the provisions of Section 7.05(b) of this Plan.

3.52 Trustee shall mean the Trustee herein named and any successor Trustee.

3.53 USERRA shall mean the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, and the Regulations promulgated thereunder.

3.54 Valuation Dates shall mean the last day of each month or any other date selected by the Plan Administrator. In the event the account recordkeeping is maintained on a daily recordkeeping basis, Valuation Date for purposes of such account shall mean each business day that the applicable trading market and the Plan’s recordkeeper are open for business.

3.55 Whitney Profit Sharing Account shall mean an account established on behalf of each Participant who did not meet the Rule of 50 requirements under the Whitney Bank Pension Plan or its predecessor and received a profit-sharing contribution under the Whitney 401(k) Plan or its predecessor.

3.56 Whitney Safe Harbor Account shall mean an account established on behalf of each Participant in the Whitney 401(k) Plan or its predecessor who received a safe harbor matching contribution pursuant to the terms of such plan.

3.57 Whitney Thrift Incentive Account shall mean the account maintained with respect to a Participant’s interest in the Whitney Thrift Incentive Plan determined as of December 31, 1993, and adjusted for earnings, gains and losses since such date.

3.58 Year of Service shall mean a Plan Year during which an Employee has completed not less than 1,000 Hours of Service. For all purposes of this Plan, Years of Service shall be determined under the Plan as it exists at any one time.

SECTION 4.

Plan Administrator

4.01 The Plan and its investments shall be subject to discretionary administration as follows:

(a)	By the Plan Administrator, as to the determination of benefits hereunder, including all determinations and matters incident thereto;

(b)	By the Investment Committee as to the designation, monitoring, addition, and substitution of the Funds available hereunder, from time to time;

(c)	By the Investment Committee as to the duties and obligations imposed under ERISA Section 404(c).

Each such administrator shall be considered a named Fiduciary and shall possess the discretionary power and authority to take such actions as may be reasonably required to discharge the powers and duties assigned hereunder. Notwithstanding any provision of the Plan to the contrary, each such Fiduciary shall possess the authority to delegate to the appropriate officers and employees of Hancock or Whitney Bank such power and authority as it deems necessary or appropriate. Any such delegation may be made orally or in writing and may be a standing delegation.”

4.02 The Plan Administrator shall determine the methods to be used for notifications, approvals, elections, reports and any documents and communications required under ERISA and the Internal Revenue Code in accordance with ERISA and the Code and the Regulations thereunder; and any provisions in this Plan requiring such items to be written shall mean written or any other method approved by the Plan Administrator, including electronic communications.

4.03 In addition, the Plan Administrator shall have full power, authority and discretion within the limits provided by the Plan:

(a)	to determine all questions arising in the Plan’s administration, including the interpretation of all Plan provisions and the power to determine the rights or eligibility of Employees and Participants and to determine the amount, manner and time of payment of any benefits and matters involving distributions from the Trust in accordance with the terms of the Plan, and its decision shall be final and binding upon all persons hereunder;

(b)	to adopt such rules as it may deem reasonably necessary for the proper and efficient administration of the Plan and consistent with its purposes;

(c)	to sign all forms, reports, letters or other documents that may be required;

(d)	to enforce the Plan in accordance with its terms and to appoint and employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel;

(e)	to establish a funding policy;

(f)	to prepare and distribute within the time prescribed by law such forms and information concerning the Plan as may be required by ERISA or other applicable law;

(g)	to do all other acts necessary or desirable for the proper and advantageous administration of the Plan; and

(h)	to direct the Trustee with respect to the maturity of benefits and all matters involving distributions from the Trust.

4.04 This Section 4.04 includes the claims procedures that are applicable to benefits payable under this Plan. These claims procedures shall not be administered in a way that unduly inhibits or hampers the initiation or processing of Claims for Benefits. Payment of a fee or cost as a condition to making a Claim For Benefits or to appealing an Adverse Benefit Determination is not permitted.

The Plan Administrator shall prepare and provide forms and methods, including providing notice of electronic and other resources for making a Claim, for Participants and Beneficiaries to use to make a Claim For Benefits under the Plan. Such forms and methods shall be provided to Participants and Beneficiaries entitled to benefits under the Plan by the Plan Administrator as soon as possible following the date the individual is entitled to a benefit. A Participant or Beneficiary may request a form from the Human Resources Department of the Plan Administrator at any time. The Claimant shall file a Claim For Benefits with the Human Resources Department of the Plan Administrator. Upon receipt of a Claim For Benefits, the Plan Administrator shall determine the right of the Claimant to the requested benefit in accordance with the terms of the Plan.

If a Claim For Benefits is approved by the Plan Administrator, the benefits shall be distributed to the Participant or Beneficiary under the provisions of the Plan.

If a Claim For Benefits is wholly or partially denied, the Plan Administrator shall notify the Claimant of the Plan’s Adverse Benefit Determination within a reasonable period of time, but not later than 90 days after receipt of the Claim For Benefits by the Plan, unless the Plan Administrator determines that special circumstances require an extension of time for processing the Claim For Benefits. If the Plan Administrator determines that an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the benefit determination. The time period within which a benefit determination is required to be made shall begin at the time a Claim For Benefits is filed with the Human Resources Department, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

The notification of an Adverse Benefit Determination shall set forth the following information in a manner calculated to be understood by the Claimant:

(a)	the specific reason or reasons for the Adverse Benefit Determination;

(b)	reference to the specific Plan provisions on which the determination is based;

(c)	a description of additional material or information necessary for the Claimant to perfect the Claim For Benefits and an explanation of why such material or information is necessary; and

(d)	a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review.

A Claimant shall have a reasonable opportunity to appeal an Adverse Benefit Determination to the Committee and there will be a full and fair review of the Claim For Benefits and the Adverse Benefit Determination. For these purposes, the following review and appeal procedures shall apply:

(a)	Claimant shall be provided 60 days following receipt of a notification of Adverse Benefit Determination within which to appeal the determination;

(b)	Claimant shall be provided the opportunity to submit written comments, documents, records and other information relating to the Claim For Benefits;

(c)	Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the Claimant’s Claim For Benefits; and

(d)	a review shall be provided that takes into account all comments, documents, records and other information submitted by the Claimant relating to the Claim For Benefits, without regard to whether such information was submitted or considered in the initial benefit determination.

If the Claimant requests a review of an Adverse Benefit Determination, the Committee shall perform the review in accordance with the preceding paragraph and notify the Claimant of the determination made with regard to the review within a reasonable period of time. Except as provided in the following paragraph, such notification must be made not later than 60 days after receipt of the Claimant’s request for review by the Plan, unless the Plan Administrator determines that special circumstances require an extension of time for processing the Claim For Benefits. If the Plan Administrator determines that an extension of time for processing is required, written Notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60 day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the dates by which the Plan expects to render the determination on review.

The Plan Administrator shall provide the Claimant with notification of the Committee’s benefit determination on review. In the case of an Adverse Benefit Determination, the notification shall set forth the following information, in a manner calculated to be understood by the Claimant:

(a)	the specific reason or reasons for the Adverse Benefit Determination;

(b)	reference to the specific Plan provisions on which the benefit determination is based;

(c)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records, and other information relevant to the Claimant’s Claim For Benefits; and

(d)	a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

Upon the exhaustion of the administrative remedies provided herein, a Claimant shall be entitled to pursue such additional remedies as may be available under Section 502(a) of ERISA, provided that any such action is undertaken not more than two years after a final determination hereunder.

4.05 The Employer shall provide all bonding necessary to cover the Plan Administrator and any Fiduciary appointed by the Plan Administrator and may provide Fiduciary insurance for any potential liability, including liability or losses occurring by reason of the act or omission of the Plan Administrator.

4.06 The Plan Administrator may rely on all information supplied by the Employer and shall have no duty to verify such information.

4.07 The Employer shall provide all necessary clerical and bookkeeping help and facilities that may be necessary to enable the Plan Administrator to perform its functions hereunder and shall pay all costs thereof. The Plan Administrator may appoint consultants, accountants or other assistants, including the Trustee with its consent, to perform any nondiscretionary functions of the Plan Administrator under its supervision and upon its direction and the costs shall be paid by the Employer or the Plan, as determined by the Employer.

SECTION 5.

Eligibility, Deferral Election and Deferral Limitation

5.01 Eligibility. Any Eligible Employee who has completed 60 days of service and attained age 18 shall commence participation on the first Eligibility Date coinciding with or following the date on which the Employee meets such requirements. For this purpose, a day of Service shall mean each day on which an Employee completes one Hour of Service. The first payroll period to which a deferral may apply must contain the 60th day of service.

5.02 Rehires. A former Participant (whether or not such Participant had a vested interest) shall become a Participant immediately upon reemployment as an Eligible Employee.

In the event a Participant becomes ineligible to participate because he or she is no longer an Eligible Employee, but has not incurred a Break in Service, such Employee shall participate immediately upon again becoming an Eligible Employee. Such Employee’s accounts shall remain in the Plan and share in Net Earnings of the Trust Fund until distribution under the provisions of this Plan at the time the Employee retires, dies, becomes disabled or otherwise experiences a Severance from Employment.

In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Employee shall participate immediately if such Employee has satisfied the age and Service requirements and would have otherwise previously become a Participant.

5.03 Deferrals. Each Participant may elect to defer a portion of his or her Compensation, and his or her Compensation shall be reduced by the amount he or she elects to defer. Such deferral may be made as a percentage of Compensation or as a flat dollar amount.

5.04 Automatic Deferrals. Each Participant who has failed to make an election to defer a portion of his or her Compensation shall be automatically enrolled in the Plan upon meeting the eligibility requirements.

For Participants who are eligible on or after January 1, 2013, the amount of any Automatic Deferrals shall be calculated as follows:

a.	The deferral of 3% of Compensation, which amount shall be deferred during the Plan Year in which the Participant commences participation;

b.	The deferral of 4% of Compensation, which amount shall be deferred during the entire Plan Year that contains the first anniversary date of the commencement of the Participant’s participation;

c.	The deferral of 5% of Compensation, which amount shall be deferred during the entire Plan Year that contains the second anniversary date of the commencement of the Participant’s participation; and

d.	The deferral of 6% of Compensation, which amount shall be deferred during the entire Plan Year that contains the third anniversary date of the commencement of the Participant’s participation.

For Participants who are eligible prior to January 1, 2013, the amount of any Automatic Deferrals shall be calculated as follows:

a.	The deferral of 3% of Compensation, which amount shall be deferred during the 2013 Plan Year;

b.	The deferral of 4% of Compensation, which amount shall be deferred during the 2014 Plan Year;

c.	The deferral of 5% of Compensation, which amount shall be deferred during the 2015 Plan Year; and

d.	The deferral of 6% of Compensation, which amount shall be deferred during the 2016 Plan Year.

5.05 Revocation. Any Participant who does not wish to defer may make an affirmative election to defer 0% of Compensation prior to the commencement of Automatic Deferrals. Any Participant shall be permitted to make an election changing his or her Automatic Deferrals at any time, provided that amounts previously deferred shall not be returned to the Participant unless such Participant provides a written request to the Plan Administrator for the return of the Automatic Deferrals within 90 days of the making of the first deferral.

5.06 Deferral Limitations. Except as provided in the following paragraph, no Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year; and no Participant may defer an amount that will cause the Plan to violate the provisions of Section 7.06 of this Plan. Amounts returned under the provisions of Section 7.06 of this Plan shall not be included for purposes of these limitations.

5.07 Catch-up Contributions. All Participants who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of their taxable year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of,

Section 414(v) of the Code and the Regulations thereunder. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(a)(4), 401(k)(3), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

5.08 Crediting of Deferrals. The amount by which the Participant’s Compensation is reduced shall be that Participant’s Elective Deferral and shall be contributed to the Plan by the Employer and allocated to the Participant’s Elective Deferral Account. The Plan Administrator may establish rules and procedures to facilitate the administration of Elective Deferrals, including but not limited to rules regarding minimum and/or maximum amounts of Elective Deferrals and a default investment fund for small amounts of Elective Deferrals.

5.09 Form of Elections. Elections under this Section shall be made by each Participant in writing or in a method provided by the Plan Administrator. All elections to defer or to change or revoke an election will be implemented as soon as administratively practicable.

5.10 Testing. For the 2012 Plan Year and any other year in which the Plan does not meet the safe harbor conditions, testing shall be performed in accordance with Appendix B.

SECTION 6.

Participation

6.01 Terms of Plan. All Participants shall be bound by the terms of the Plan. Any person who does not wish to be a Participant must make a 0% deferral election and request a return of any automatic deferrals within 90 days of the first deferral.

6.02 Cessation of Participation. Participation in the Plan shall cease upon a Participant ceasing Service with the Employer and the full distribution of the Participant’s accounts. When an Employee fails to return to Service with the Employer by the date on which a layoff or authorized leave of absence expired, the Employee shall be considered as terminating Service on that date and the normal Break in Service rules shall apply.

SECTION 7.

Contributions

7.01 Timing of Contributions. For each Plan Year, the Employer shall contribute the Elective Deferrals of all Participants for the Plan Year to the Trust Fund. HHC Safe Harbor Contributions shall be made no less frequently than quarterly.

7.02 HHC Safe Harbor Contributions. In addition to Elective Deferrals, the Employer shall make an HHC Safe Harbor Contribution on behalf of each Participant of 100% of the first 1% of Elective Deferrals and 50% of the next 5% of Elective Deferrals.

7.03 Deductibility. Any excess contributions may be “carried over” to subsequent taxable years and deducted or utilized in such subsequent year, in accordance with the provisions of Section 404 of the Code, unless otherwise prohibited by applicable sections of the Code.

7.04 Rollovers. Rollover amounts and transferred amounts may be accepted under the following provisions:

(a)	Rollover Accounts. The Plan Administrator may accept rollover amounts or direct transfers of an eligible rollover distribution from:

(i)	a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions;

(ii)	an annuity contract described in Section 403(b) of the Code; excluding after-tax employee contributions,

(iii)	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(iv)	an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includable in gross income.

All amounts rolled over to this Plan shall be in cash. The Trustee may require the Employee to establish that the amounts to be rolled over to this Trust meet all Code requirements. The Employee must provide information regarding the amounts to be rolled over that will allow the Plan Administrator to reasonably conclude that the contribution is a valid rollover contribution. This information may include a determination letter with regard to the distributing plan. In the event the Plan Administrator reasonably concludes that the contribution is a valid rollover and later determines that the rollover is an invalid rollover, the amount of the invalid rollover, plus any earnings attributable thereto, shall be distributed to the Employee within a reasonable time after such determination. Amounts rolled over to this Plan on behalf of an Employee shall be placed in a Rollover Account for that Employee and shall be fully vested. Said account shall be invested jointly with the other assets and share in net earnings of the Fund when so invested, but shall not participate in Employer contributions. Such rollovers shall not be considered Annual Additions under Section 7.06 of this Plan. Upon an Employee’s entitlement to benefits under this Plan, the value of his or her Rollover Account or Accounts shall be distributed to him or her under the provisions of this Plan. A Rollover Account may be distributed for reasons of hardship under 11.05 of this Plan. Rollovers under this paragraph shall be accepted for Employees who have completed at least one Hour of Service with the Employer.

A Rollover Account may be distributed for reasons of hardship under Section 11.05 of this Plan.

(b)	Transfer Account. In addition to rollovers and transfer described in the preceding paragraph, the Plan Administrator may accept direct transfers of elective deferral accounts from the Trustees of other qualified plans of entities whose employees become Employees of the Employer as a result of a merger or acquisition of the entity with or by an Employer under this Plan; and such transfers may be made without the written consent of the Employee. Such amounts shall be allocated to a separate Transfer Account of each such Employee upon transfer from the other qualified plan and shall be subject to all provisions of this Plan, except as otherwise proved in this Section or by amendment to this Plan. Such transfers shall not be considered Annual Additions under Section 7.06 of this Plan.

Accounts transferred from the Whitney 401(k) Plan shall be held in separate accounts except the elective deferral accounts, which may be commingled with elective deferrals under this Plan. Such Whitney accounts shall maintain the distribution features previously available under the Whitney 401(k) Plan.

The elective deferral accounts transferred to this Plan from the First State Bank and Trust Company Retirement Savings Plan and the First National Bank of Denham Springs Savings Plan and Trust shall be payable to the Participants upon termination of Service with the Employer. Deferrals allocated to these accounts and earnings credited to these accounts as of December 31, 1988, shall be eligible for Hardship distributions under the provisions of Section 11.05 of this Plan

7.05 Annual Additions. Except to the extent permitted under Section 5.03 above and Section 414(v) of the Code, if applicable, the maximum Annual Addition that may be made on behalf of any Participant for a Limitation Year shall not exceed the lesser of (a) $50,000, as adjusted or (b) 100% of the Participant’s Section 415 Compensation for the Limitation Year. For purposes of these limitations, all defined contribution plans of the Employer and Affiliated Employers shall be treated as one plan.

In determining the maximum Annual Additions to this Plan, Elective Deferrals (except catch-up contributions), Excess Elective Deferrals not timely returned under the provisions of Section 5.04 of this Plan, Matching Contributions and Forfeitures shall be included. Amounts described in Sections 415(1)(2) and 419A(d)(2) of the Code shall also be included in determining the Annual Additions. The compensation limit referred to in (b) of the first sentence of this Section 7.06 shall not apply to any contribution for medical benefits after separation from employment (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

In the event a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve-consecutive month period, the maximum Annual Addition shall not exceed $50,000, as adjusted multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

7.06 Suspension of Elective Deferrals. The Plan Administrator shall take any reasonable, uniform, and nondiscriminatory action to insure the Annual Additions for a Participant do not exceed the limitations of Section 7.05 for a Limitation Year. These include, but are not limited to the following: (a) Elective Deferrals may be suspended or limited; (b) the Employer’s future contribution may be reduced, and/or (c) the allocation of Employer contributions (exclusive of Elective Deferrals) and Forfeitures previously made to the Plan may be suspended or limited. Any amount suspended or limited under (c) in the preceding sentence will be allocated to the remaining Participants who are eligible for an allocation for the Plan Year. This allocation will be made in the accordance with the Plan provisions as if the Participant whose account would otherwise receive the allocation is not eligible for an allocation. The Annual Additions may be further reduced to the extent necessary, as determined by the Plan Administrator to prevent disqualification of the Plan under Section 415 of the Code.

Notwithstanding anything contained herein to the contrary, the limitations, adjustments and other requirements provided in Sections 7.05 and 7.06 shall, at all times, comply with the provisions of Section 415 of the Code and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

SECTION 8.

Allocation of Net Earnings

8.01 Net Earnings generated by the Participant’s directed investments under Section 21.09 shall be allocated to the Participant’s Account in accordance with the attributes of the separate investment funds and the company stock fund, in a manner generally consistent with industry standards for daily recordkeeping.

8.02 The Plan Administrator shall have sole authority to make determinations and resolve issues for purposes of this Section 8. Should the Plan Administrator determine that the strict application of the foregoing allocation procedures will not result in an equitable and nondiscriminatory allocation among the accounts of Participants, or that another method is appropriate for the purpose, it may modify its procedures for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan and the provisions of this Section.

8.03 Notwithstanding any provision of this Plan to the contrary, the fees, expenses, commissions, loads, charges and similar deductions associated with investment in any Fund offered hereunder shall be deducted from the Net Earnings attributable to each such Fund before the allocation of such earnings hereunder; such fees, expenses, commissions, loads, charges and similar deductions need not be uniform with respect to each Fund. The Employer, in its discretion, may pay or deduct from the assets comprising the Trust, from time to time, the direct expenses of the Plan, including, without limitation, legal and accounting fees, Trustee’s fees and administrative and recordkeeping charges and expenses. If directed by the Employer, the Plan Administrator shall deduct such direct expenses from each Participant’s accounts on a pro rata basis. The Plan Administrator shall determine whether individual account expenses, including, without limitation, expenses incurred in connection with a distribution hereunder or the administration of a domestic relations order, shall be treated as and aggregated with other direct expenses of the Plan or borne by each affected individual account.

SECTION 9.

Allocation of Employer Contributions

9.01 Allocation of Elective Deferrals. Elective Deferrals shall be allocated to the Elective Deferral Account of each Participant as of the Valuation Date (for such Elective Deferral Account) coinciding with or next following the date the Elective Deferral is contributed to the Plan. The amount of the allocation shall be equal to the Elective Deferrals of that Participant.

9.02 Allocation of Matching Contributions. The Matching Contributions for the 2012 Plan Year shall be allocated to the Matching Contribution Account of each eligible Participant as of the Valuation Date (for such Account) coinciding with or next following the date the Matching Contribution is made to the Plan.

9.03 Allocation of HHC Safe Harbor Contribution. The HHC Safe Harbor Contribution shall be allocated to the HHC Safe Harbor Contribution Account of each eligible Participant as of the Valuation Date (for such Account) coinciding with or next following the date the HHC Safe Harbor Contribution is made to the Plan in the amount specified under Section 7.02.

SECTION 10.

Vesting

10.01 Each Participant’s Elective Deferral Account, Hancock Profit Sharing Account, Whitney Rollover Account, Whitney Safe Harbor Account, Transfer Account, Whitney Thrift Incentive Account, and Rollover Account shall be fully vested at all times.

10.02 Each Participant’s Matching Contribution Account, Whitney Profit Sharing Account, and HHC Safe Harbor Contribution Account shall be fully vested on the earlier of the Participant’s death or Disability.

10.03 If a Participant shall terminate Service with the Employer for any reason other than death, Disability or retirement, the Participant shall be vested in and shall be 100% vested in his or her Matching Contribution Account or Whitney Profit Sharing Account upon the completion of three Years of Service and shall be 100% vested in his or her HHC Safe Harbor Contribution Account upon the completion of two Years of Service.

10.04 For vesting purposes, a Participant shall receive credit for all Years of Service as determined under the definition of Year of Service in Section 3 of this Plan, provided that there shall be no requirement to earn 1000 Hours of Service for purposes of the HHC Safe Harbor Contribution Account.

10.05 In the event a former Participant incurs five consecutive one year Breaks in Service and is rehired, his post-Break Years of Service shall not be utilized in determining his vested interest in his Matching Contribution Account or HHC Safe Harbor Contribution Account established prior to his Breaks in Service. Such Participant’s pre-Break in Service Years of Service shall be utilized for purposes of vesting the Participant’s post-Break Matching Contribution Account.

In the event a Participant does not have five consecutive one year Breaks in Service, both the pre-break and post-break Service shall count in vesting the pre-break and post-break Matching Contribution Accounts.

10.06 Upon termination of Service the non-vested portion of a Participant’s Matching Contribution Account, if any, shall be maintained in the Matching Contribution Account until the Participant has a Forfeiture. On the last day of each Plan Year, prior to making any allocations, the amount of Forfeitures of Matching Contribution Accounts as of that date shall be determined and shall be segregated. Forfeitures of Matching Contribution Accounts shall be utilized to pay plan expenses or to reduce the amount of subsequent HHC Safe Harbor Contributions. Forfeitures of HHC Safe Harbor Contributions shall be utilized to pay plan expenses.

SECTION 11.

Eligibility for Benefits

11.01 Distribution Event. The vested account or accounts of a Participant whose Service with the Employer has been terminated due to retirement on or after his or her Early Retirement Date, Normal Retirement Date, death, Disability or other Severance of Employment, shall become payable on the first day of the month coinciding with or next following the Participant’s actual termination of Service. In the event a Participant attains his or her Early Retirement Date or Normal Retirement Date and retires, his or her benefits as of the date he or she retires shall be payable to the Participant under the provisions of this Section even if the Participant is rehired prior to receipt of all of such benefits. Any benefits accruing after such Participant is rehired shall be payable upon the Participant’s subsequent termination of Service.

Subject to the provisions of Sections 11.02 and 11.03, distributions shall commence as soon as administratively feasible after the date on which the benefit becomes payable. The amount of the distributions shall be based on the value of the Participant’s accounts as of the Valuation Date preceding the date distributions commence. The Trustee shall have a reasonable time after receiving instructions from the Plan Administrator to make payments in conformity with such instructions and when the payments have been made the Trustee shall advise the Plan Administrator. During the period between the termination of a Participant’s Service and the

Valuation Date immediately preceding the distribution, the Participant’s account or accounts shall continue to share in Net Earnings of the Fund but shall not share in Employer contributions. A Participant shall not receive Net Earnings during the period between such Valuation Date and the date of distribution.

Except as provided in Sections 11.03, 11.04, and 11.05, no distributions shall be made until a Participant terminates Service with the Employer.

11.02 Small Benefits. In the event the total vested interest of a Participant is not greater than $1,000 (including rollovers and transfers) at the date of distribution of benefits, the entire vested interest of the Participant shall be distributed in a lump sum to the Participant (or to the Participant’s spouse or other beneficiary if the Participant has died), without regard to the remaining provisions of this Section 11 and without regard to the provisions of Section 12, except the direct rollover provisions of Section 12.02. Such a distribution shall be made without the written consent of the Participant and the spouse, or without the consent of the spouse if the Participant has died.

In the event the present value of a Participant’s vested accounts exceeds $1,000 (including rollovers and transfers) and the Participant’s benefits are payable prior to the time the Participant attains the later of his or her Normal Retirement Date or age 62, the Participant must consent in writing to the distribution. Such consent must be obtained in writing within the 180-day period ending on the distribution date.

The Plan Administrator shall notify the Participant of the right to defer any distribution. The notification shall include a description of a Participant’s right, if any, to defer receipt of a distribution and the consequences of failing to defer receipt of the distribution. Such notification shall include a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan and shall be provided no less than 30 days and no more than 180 days prior to the distribution date. The consent of the Participant is not required if a distribution is required under Section 401(a)(9) or Section 415 of the Code. Such distribution may commence less than 30 days after the notice is given, provided that:

(a)	the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option),

(b)	the Participant after receiving the notice, affirmatively elects a distribution, and

(c)	if the distribution is one to which Sections 401(a)(11) and 417 of the Code apply, such distribution may not commence until after the expiration of the seven day period commencing on the day after the notice is provided to the Participant.

11.03 Payment of Benefits. Unless a Participant elects otherwise, payment must begin not later than the 60th day after the close of the Plan Year in which the latest of the following events shall occur: (a) the Participant reaches the earlier of age 65 or Normal Retirement Date, (b) the termination of the Participant’s Service with the Employer, or (c) the tenth anniversary of the year in which the Participant commenced participation in the Plan. However, the failure of a Participant to consent to a distribution as required under Section 11.02 shall be deemed to be an election to defer payment of any benefit sufficient to satisfy this paragraph.

In all events, distributions must commence no later than the Participant’s “required beginning date” as defined in Section 13.

11.04 Primary In-service Distributions. Distributions may be made prior to termination of a Participant’s Service only if the distribution is required under Section 11.03 or allowed under this Section 11.04 or Section 11.05. Participants may make single sum withdrawals from their accounts after attaining age 59 1/2 and before termination of Service. Single sum withdrawals from a Participant’s Rollover Account may be made at any time. Withdrawals under this paragraph shall not exceed the vested portion of such accounts. Such withdrawals shall not affect an Employee’s participation in the Plan. Distributions and withdrawals under this Section 11.04 may not be redeposited to the Trust Fund. A request for withdrawals shall be made to the Plan Administrator in writing and shall be based on the account balances as of the Valuation Date preceding the date the request is made. A Participant must pay a fee to receive an in-service withdrawal.

Distributions of Elective Deferrals may be made to a “Qualified Reservist” as defined in Code Section 72(t)(G). A qualified reservist must be a member of a reserve component ordered or called to active duty for a period in excess of 179 days or for an indefinite period. The qualified reservist must be ordered or called to active duty after September 11, 2001, and before December 31, 2007. Such distribution must be made during the period beginning on the date of such order or call and ending at the close of the active duty period. Any Participant who receives a distribution under this paragraph may, at any time during the two-year period beginning on the day after the end of the active duty period, make one or more contributions to his or her individual retirement account (IRA) in an aggregate amount not to exceed the amount of the distribution (regardless of the IRA limitations). Such two-year period shall not end before August 17, 2008.

11.05 Hardship. A Participant may request a distribution from the Plan for reasons of hardship. Such distributions must be consented to by the Participant’s spouse and such consent must be given within the 90-day period preceding the date of distribution. As used throughout this Plan, hardship shall mean immediate and heavy financial needs of the Participant, where such Participant lacks other available resources. Such needs shall include only the following:

(a)	eligible, unreimbursed medical expenses (described in Section 213(d) of the Code) for hospitalization or other medical care previously incurred or necessary to obtain medical care on account of accident, serious illness, or disability affecting the Participant, the Participant’s spouse, or the Participant’s dependents (as defined in Section 152 of the Code);

(b)	payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant’s spouse, the Participant’s children, or the Participant’s dependents;

(c)	purchase (excluding mortgage payments) of a principal residence for the Participant;

(d)	the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(e)	payments for funeral or burial expenses for the Participant’s deceased parent, spouse, child or dependent; and

(f)	expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent of adjusted gross income

Any hardship distribution to a Participant under this provision shall be in cash in a single sum. The amount of the hardship distribution shall not exceed the amount required to meet the immediate financial need of the Participant and may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

Before a Participant can receive a hardship distribution under this Section, such Participant must have obtained all distributions (other than hardship distributions) and all nontaxable loans (other than hardship loans) currently available under all plans maintained by the Employer, including a request for dividend distribution. In the event a Participant receives a hardship distribution from this Plan, such Participant shall not be eligible to defer income under this Plan or to make any employee contribution to any other plan of the Employer, except contributions to any health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Code Section 125, for six months after receipt of the hardship distribution.

Hardship distributions shall be made from the Participant’s Elective Deferral Account excluding Net Earnings allocated to such account and from any Profit Sharing Account, Whitney Profit Sharing Account, or Transfer Account, pursuant to the provisions of Section 7.05, provided that any Participant who has not elected to receive his or her dividends in cash shall not be entitled to a hardship distribution from the Elective Deferral Account during such Plan Year.

11.06 Additional In-service Distributions. A Participant shall be entitled to an in-service distribution as follows:

a.	A former participant in the defined contribution plan sponsored by the Bank of Gonzalez for whom a Transfer Account is maintained shall be entitled to withdraw all or a portion of the amount allocated to such Transfer Account on or after the attainment of age 55; and

b.	A Participant shall be entitled to withdraw the amount credited to his or her Whitney Thrift Incentive Account, if any.

SECTION 12.

Distribution of Benefits

12.01 Election for Distribution. A Participant entitled to benefits under this Plan shall be provided with the options for distribution of benefits outlined herein. Elections by the Participant shall be in writing and filed with the Plan Administrator. Any election concerning any benefits under this Plan may be revoked in writing and another election made in writing at any time prior to the day of the commencement of benefit payments. If a Participant becomes entitled to benefits and does not make a written election, the Participant’s benefits shall be paid in a lump sum. In the event a Participant dies without making an election in writing, the Participant’s Beneficiary may elect the form of benefit subject to the provisions of this Plan. In the event no election is made by the Beneficiary, the benefits shall be paid in a lump sum. Upon receipt of a Participant’s written election, the Plan Administrator shall direct the Trustee as to the time and method of payment of benefits, subject to the provisions of this Plan.

12.02 Forms of Distribution. Subject to the provisions of Sections 11, 13 and 7.05, a Participant (or Beneficiary if applicable) may elect to receive benefits in cash or in kind, for Hancock Holding Company Stock, in any one or more of the following methods:

(a)	by a lump sum payment of the full amount thereof; or

(b)	by payment of the amount in installments (either equal or unequal) over a period selected by the Participant that meets the requirement of Section 13.

In the event a distributee is entitled to receive a distribution under this Plan, such distributee may elect (subject to the restrictions listed below) to have the Trustee pay all or any portion of such distribution, which would otherwise be includable in gross income, directly to an eligible retirement plan specified by the distributee in a direct rollover. This provision shall not apply to (a) any distribution during a year in which such distributions to the distributee from this Plan are reasonably expected to total less than $200, (b) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made over a specified period of ten years or more, (c) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code and Section 13 of this Plan, (d) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities) and (e) any hardship distribution made under the provisions of Section 11.05 of this Plan. In the event the distributee elects to have only a portion of the distribution paid directly to an eligible retirement plan, such portion must be equal to at least $500. An election for a direct rollover with respect to one payment in a series of periodic payments will apply to all subsequent payments in the series, unless the distributee changes the election with respect to subsequent payments.

The term eligible retirement plan for distributions to Participants, surviving spouses and alternate payees under Section 19.02 who are the spouse or former spouse of a Participant) means (a) an individual retirement account described in Code Section 408(a), (b) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), (c) a qualified plan described in Code Section 401(a), the terms of which permit the acceptance of rollover distributions, (d) an annuity plan described in Code Section 403(a), (e) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, (f) an annuity contract described in Section 403(b) of the Code, and (g) a Roth individual retirement account described in Code Section 408(A)(b), subject to the restrictions that apply to rollovers from a traditional individual retirement account into a Roth individual retirement account. . However, if the distributee is a designated Beneficiary (as defined by Code Section 401(a)(9)(E) and amended by Code Section 402(c)(11)(B)) of a deceased Employee, other than the Employee’s surviving spouse or an alternate payee, eligible retirement plan shall mean only an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract) established for the purpose of receiving a distribution on behalf of such designated Beneficiary.

A distributee electing a direct rollover must provide the Plan Administrator with the name of the eligible retirement plan and any other information required by the Plan Administrator or the Trustee to make the direct rollover. Any distribution made to a designated Beneficiary other than the Employee’s surviving spouse or an alternate payee prior to January 2010 is not subject to the direct rollover requirements of Code Section 401(a)(31), the notice requirements of Code Section 402(f), or the mandatory withholding requirements of Code Section 3405(c). If a non-spouse Beneficiary receives a distribution from the Plan, the distribution is not eligible for a sixty-day rollover.

If the account is being paid in installments or held in Trust in accordance with the provisions of this Section, the total account shall continue to share proportionately in the Net Earnings of the Trust but shall not share in Employer contributions.

12.03 Disability. Whenever and as often as any person entitled to payment hereunder shall be under a legal disability or otherwise unable to apply such payments to the person’s own best interest and advantage, the person’s spouse, if married, or legal guardian or conservator shall determine the method of distribution of benefits and shall determine when the payment of benefit shall be made, subject to the provisions of this Plan. Such payments may be made in any one or more of the following ways: (a) directly to such person; (b) to the legal guardian or conservator; or (c) to the person’s spouse or to any other person, to be expended for benefit of the Participant. The decision of the spouse or, if no spouse, legal guardian or conservator, shall in each case be final and binding upon all persons in interest.

12.04 Address. Each Participant and each Beneficiary of a deceased Participant shall file with the Plan Administrator, from time to time in writing, the Participant’s or Beneficiary’s post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or Beneficiary at the last known post office address shall be binding on the Participant or Beneficiary for all purposes of the Plan. Neither the Plan Administrator nor the Trustee shall be obligated to search for, or ascertain the whereabouts of, any Participant or Beneficiary. If the Employer or the Trustee shall mail by registered or certified mail, postage prepaid, to the last known address of a Participant or Beneficiary, a notification that he or she is entitled to a distribution hereunder, and (a) if said notification is returned by the Post Office as being undeliverable because the addressee cannot be located at the address indicated, and if neither the Plan Administrator nor the Trustee shall have any knowledge of such Participant’s or Beneficiary’s whereabouts within three years from the date said notification was mailed or (b) if within three years from the date said notification was mailed to such Participant or Beneficiary no response is received by the Plan Administrator or the Trustee indicating the whereabouts of the Participant or Beneficiary, then the Plan Administrator shall distribute the Participant’s account balance in accordance with this Section as of the Valuation Date next succeeding the third anniversary of the mailing of said notification. The Plan Administrator shall direct that the then undistributed share of the fund of such Participant or Beneficiary shall be paid to either: (a) any one or more of the next of kin (including the surviving spouse) of such Participant, or (b) the estate of the last to die of such Participant and Beneficiaries. In the event that no next of kin or estate of a Participant can be located, the Participant’s benefit shall be forfeited and utilized to reduce contributions under the Plan. However, in the event that a Claim For Benefits is ever made by the Participant or Beneficiary, the benefit shall be reinstated by the Employer in the exact amount that was forfeited and paid to the Participant or Beneficiary under the terms of this Plan.

SECTION 13.

Required Minimum Distributions

13.01 The requirements of this Section 13 shall apply to any distribution of a Participant’s interest and shall take precedence over any inconsistent provisions of the Plan. All distributions required under this Section shall be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code and the minimum distribution incidental benefit requirement of Section 401(a)(9)(G) of the Code. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 13.07 of this Plan.

As of the first Distribution Calendar Year (as defined below), distributions if not made in a lump sum, may only be made over a period certain not extending beyond the life expectancy of the Participant, or a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

13.02 The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date (as defined below). If the Participant dies before required distributions begin, the Participant’s entire interest in the Plan will be distributed, or begin to be distributed, no later than as follows:

(a)

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, except as provided in Section 13.05(d) below, distributions to the surviving spouse will begin no later than December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later. If the Participant’s surviving spouse dies after the Participant but before distributions to the surviving spouse begin, the remaining provisions of this Section 13.02 will apply as if the surviving spouse were the Participant.

(b)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in (c) below, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)	If there is no Designated Beneficiary as of the date of the Participant’s death who remains a Designated Beneficiary as of September 30 of the year immediately following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

For purposes of this Section 13.02 (unless the Participant’s surviving spouse is being treated as the Participant pursuant to the provisions of Section 13.02(a)), distributions are considered to begin on the Participant’s Required Beginning Date. If the Participant’s surviving spouse is being treated as the Participant pursuant to the provisions of Section 13.02(a), distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 13.02(a).

Unless the Participant’s interest is distributed in a lump sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 13.03 and 13.04.

13.03 During the Participant’s lifetime, distributions, the minimum amount that must be distributed for each Distribution Calendar Year is the lesser of:

(a)	The quotient obtained by dividing the Participant’s Account Balance (as defined below) by the applicable distribution period in the Uniform Lifetime Table (Section 1.401(a)(9)-9 of the Final Income Tax Regulations, Q & A –2) using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(b)	If the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table (Section 1.401(a)(9)-9 of the Final Income Tax Regulations, Q & A 3) using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

Required minimum distributions during the Participant’s lifetime will be determined under this Section 13.03 beginning with the first Distribution Calendar Year and continuing up to and including the Distribution Calendar Year that includes the Participant’s date of death.

13.04 If the Participant dies on or after the date required distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(a)	The Participant’s remaining Life Expectancy is calculated in accordance with the Single Life Table (Section 1.401(a)(9)-9 of the Regulations, Q & A-1) using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated using the Single Life Table described in (a) above, for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each calendar year.

(c)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated under the Single Life Table described in (a) above using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

If there is no Designated Beneficiary as of the date of the death of the Participant who remains a Designated Beneficiary as of September 30th of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy under the Single Life Table described in (a) above calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

13.05 If the Participant dies before the date required distributions begin, distributions will be made as follows:

(a)	If the Participant is survived by a Designated Beneficiary, the minimum distribution amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 13.04, unless the Designated Beneficiary elects distributions in accordance with 13.05(d) below.

(b)	If there is no Designated Beneficiary as of the date of death of the Participant who remains a Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest must completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under 13.02(a), this Section 13.05 will apply as if the surviving spouse were the Participant.

(d)	Participants or Beneficiaries may elect on an individual basis whether the life expectancy rule in (a) above or the five year rule in (b) above applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section this Section 13.02 or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor the Beneficiary makes an election under this sub-paragraph (d), distributions will be made in accordance with Sections 13.02 and this Section 13.05.

13.06 The following definitions shall apply to this Section 13:

(a)	Designated Beneficiary. The individual who is designated as the Beneficiary under Section 14 of the Plan and who is the Designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(b)	Distribution Calendar Year. A Distribution Calendar Year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 13.02. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(c)	Life Expectancy. Life expectancy as computed by one of the following tables, as appropriate: (i) Single Life Table, (ii) Uniform Life Table, or (iii) Joint and Last Survivor Table in Section 1.401(a)(9)-9 of the Regulations.

(d)	Participant’s Account Balance. The balance(s) of all of the accounts of the Participant as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the account(s) as of dates in the valuation calendar year after the Valuation Date. The account balance(s) for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(e)

Required Beginning Date. The Required Beginning Date for five percent (5%) owners of the Employer shall be April 1 of the calendar year following the calendar year in which such owner attains age seventy and one–half (70 1/2). For all other Participants, the Required Beginning Date shall be April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age seventy and one-half (70 1/2), or (b) the calendar year in which the Participant retires. A Participant is treated as a five percent owner for purposes of this Section if such Participant is a five percent owner as defined in Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age seventy and one-half (70 1/2). Once distributions have begun to a five percent owner under this Section 13, they must continue to be distributed, even if the Participant ceases to be a five percent owner in a subsequent year.

13.07 Notwithstanding the other requirements of this Section 13, distributions on behalf of any Participant, including a five percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(a)	The distribution by the Plan is one which would not have disqualified the Plan under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

(b)	The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

(c)	Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

(d)	The Participant had accrued a benefit under the Plan as of December 31, 1983.

(e)	The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant’s death, the Beneficiaries of the Participant are listed in order of priority.

A distribution upon death will not be covered by this Section unless the information in the Beneficiary designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in (a) and (e) above.

If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the Regulations thereunder, but for the Section 232(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Treasury Regulations Section 1.401(a)(9)-8, Q & A 14 and Q & A 15 shall apply.

SECTION 14.

Beneficiaries

14.01 Each Participant shall designate as a Beneficiary the person or persons to whom the Participant’s share of the Fund shall be paid in the event of death. The designation shall be in writing or electronically and may include contingent or successive Beneficiaries and shall be filed with the Plan Administrator in such form as the Plan Administrator requires. The Beneficiaries may be changed at any time or times by the Participant revoking all prior written designations and filing a new designation with the Plan Administrator. The spouse of a married Participant must consent to each designation of a specific Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) other than the spouse, and such designation may be changed without spousal consent provided a prior consent of the spouse expressly permits designation by the Participant without any requirements of further consent by the spouse. All spousal consents must (a) be in writing, (b) acknowledge the effect of such designation, and (c) be witnessed by a Plan representative or a notary public.

14.02 If a Participant dies without having a Beneficiary designation then in force or if all the Beneficiaries designated by a Participant predecease the Participant, the Participant’s benefits shall be paid in the following order:

(a)	The Participant’s legal spouse (under the laws of the state of the Participant’s primary residence) as of the date of the Participant’s death; and if no surviving legal spouse to

(b)	The Participant’s legal child (or children), in equal shares by right of representation (one share for each surviving child and one share for each child who predeceases the Participant with living descendants); and if none to

(c)	The Participant’s surviving parents in equal shares; and if none to

(d)	The Participant’s estate; and

(e)	If no estate is opened, benefits will be paid pursuant to the laws of intestacy of the state of the Participant’s residence at the time of his or her death.

14.03 If all Beneficiaries who were designated by a deceased Participant and who survived him or her shall die prior to the final and complete distribution of the Participant’s benefits, then, upon the death of the last to survive of said designated Beneficiaries, the estate of the last of said designated Beneficiaries to survive shall be deemed to be the Beneficiary of the unpaid portion of such deceased Participant’s benefits.

SECTION 15.

Loans

15.01 Eligibility for Loans. A Participant who is an Employee may make application to the Administrator to borrow from the vested portion of his or her Accounts; the Administrator, in its sole discretion, may permit any such loan, subject to the following terms and conditions:

a.	The amount of the loan shall not exceed the lesser of (i) $50,000, reduced by the excess, if any, of the highest outstanding balance of loans from all such plans during the one-year period ending on the day before the date on which such loan is made, or (ii) 50% of the Participant’s vested Accounts. In no event shall a loan of less than $1,000 be made hereunder.

b.	Each loan shall be for a fixed term not in excess of five years and shall be evidenced by a note or other obligation signed or acknowledged by the Participant.

c.	Each loan shall be payable in periodic installments and shall bear interest at a reasonable rate, which shall be determined by the Administrator on a uniform and consistent basis.

d.	Payments shall be made by payroll deduction. If a Participant is not receiving Compensation from the Employer, loan repayment shall be made in accordance with the terms and procedures established by the Administrator, which may include a suspension of loan payments during a period of Qualified Military Service or FMLA Leave or the acceleration of the remaining indebtedness. A Participant may repay an outstanding loan in full at any time.

e.	Each loan shall be adequately secured. Such security shall include, but need not be limited to, a pledge of a portion of the Participant’s right, title and interest in his or her Account. Such pledge shall be evidenced by the execution of a promissory note or other obligation by the Participant which shall grant the security interest and provide that, in the event of any default by the Participant on a loan repayment, the Administrator shall be authorized to take any and all appropriate lawful actions necessary to enforce collection of the unpaid loan.

f.	The Administrator shall adopt written loan procedures, which procedures shall include such additional terms, conditions and limitations as the Administrator deems necessary or appropriate.

15.02 Number of Loans Outstanding. A Participant may only have one loan outstanding at a time. A Participant may not refinance an outstanding loan in order to meet this requirement.

SECTION 16.

Termination and Mergers

16.01 By establishing a Plan hereunder the Employer represents such Plan is intended to be a permanent and continuing program for providing retirement benefits to the Participants therein, but the Employer nevertheless reserves the right to terminate its Plan at any time. In accordance with the procedures set forth in this Section and by written instrument, the Board of Directors of Hancock Holding Company may terminate the Plan at any time. The Board of Directors of any other Employer under the Plan may terminate the portion of the Plan with regard to that Employer’s Employees at any time by written instrument and by filing with the Trustee written notice of the termination. By written Board resolution, the Board of Directors of Hancock Holding Company may delegate the authority to execute the written instrument necessary to terminate the Plan to an officer or officers. By written Board resolution, the Board of Directors of any other Employer may delegate the authority to execute the written documents necessary to terminate a portion of the Plan with regard to that Employer’s Employees to an officer or officers. The complete cessation of active operation of the business or profession of an Employer with respect to which the Plan was established shall effect an automatic termination of the Plan, unless the Plan is continued by another employer.

16.02 Each affected Participant’s interest shall be nonforfeitable to the extent funded upon actual termination, partial termination, or complete discontinuance of contributions, without regard to any formal written notice. The Trust Fund shall remain in existence and benefits shall be distributed in the manner provided herein on the Participant’s termination of Service, death or Disability (or earlier, if allowed under the Plan). However, lump sum distributions shall be made to all Participants upon termination of this Plan if neither the Employer nor an Affiliated Employer maintains any other defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) at the time of termination of this Plan or within 12 months following the distribution of all assets from this Plan. Such distributions may be made without the consent of the Participant required by Section 11.02 of this Plan. If the Employer or Affiliated Employer maintains another defined contribution plan (other than an employee stock ownership plan (as defined in Section 4975(e)(7) of the Code) each Participant’s accounts shall be transferred to such plan upon termination of this Plan.

16.03 This Plan and Trust may be merged or consolidated with another Plan which allows for mergers or consolidations; or the assets and liabilities of the Trust Fund may be transferred to another trust fund held under any other plan of deferred compensation maintained or established for the benefit of all or some of the Participants of this Plan. In the event of such merger, consolidation or transfer, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

(a)	each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

(b)	the Employer under this Plan and any new or successor employer of the affected Participants authorize such transfer of assets; and

(c)	such other plan and trust are qualified under Sections 401(a) and 501(a) of the Internal Revenue Code.

SECTION 17.

Amendment

17.01 By written instrument executed by a duly authorized officer or officers, Hancock Holding Company or its designee shall have the right at any time and from time to time to amend or modify this Agreement, retroactively if required, in whole or in part as it may deem necessary or advisable without the consent of any Participant, former Participant or Beneficiary; except:

(a)	no amendment shall increase the duties, responsibilities or liabilities of the Trustee or other fiduciaries without the written consent of the Trustee or Fiduciary;

(b)	no amendment shall have the effect of vesting in the Employer any interest in or control over any funds subject to the terms of the Trust or diverting any funds for any purpose other than for the exclusive benefit of the Participants, Former Participants and their Beneficiaries;

(c)	no amendment shall have any retroactive effect so as to deprive any Participant, former Participant or Beneficiary of any accrued or vested interest under the Plan unless such amendment is required to comply with mandatory provisions of the Internal Revenue Code or any other applicable federal statute or any official Regulations or rulings issued thereunder; and

(d)	no amendment shall eliminate an optional form of benefit or an early retirement type subsidy (as defined in Regulations) with respect to benefits accrued at the time of the amendment.

17.02 If any amendment directly or indirectly affects the computation of the nonforfeitable percentage of an Employee’s rights to Employer-derived benefits, or if the Plan is deemed amended by an automatic change to or from a Top Heavy vesting schedule, any Participant who has completed three or more Years of Service with the Employer may, upon written request to the Plan Administrator within 60 days after receipt of notice of such amendment, elect to have his or her nonforfeitable percentage computed without regard to such amendment. For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, five shall be substituted for three in the preceding sentence. No amendment shall have the effect of decreasing a Participant’s vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

SECTION 18.

Allocation of Fiduciary Responsibilities

In general, each Employer shall have the sole responsibility for making contributions. The Board of Directors of Hancock Holding Company shall have the sole authority to terminate this Plan. The Board of Directors of any other Employer shall have the authority to terminate the Plan with regard to that Employer’s Employees. The Board of Directors of Hancock Holding Company or their designee shall possess the authority to appoint and remove the Trustee and to amend the Plan. The Plan Administrator and the Investment Committee shall possess those administrative duties more fully set forth in Section 4.01 hereto. The Trustee shall act as a directed trustee and shall invest and reinvest the assets comprising the Trust in accordance with the terms of the Plan. It is the intent of the Plan that each such Fiduciary shall be solely responsible for the proper exercise and discharge of the power and authority granted to it hereunder and that each such Fiduciary shall not be responsible for any action or failure to act by any other Fiduciary hereunder.

SECTION 19.

Spendthrift Clause

19.01 Except as provided in Section 19.02, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

Effective for Participants in the Plan as of December 31, 2012, a Participant or Beneficiary who has begun receiving benefits may assign or alienate the right to future benefit payments provided that the provision is limited to assignments or alienations which meet all of the following requirements: (a) they are voluntary and revocable at any time; (b) they do not in the aggregate exceed ten percent (10%) of any benefit payment; and (c) they are neither for the purpose, nor have the effect, of defraying plan administration costs. An attachment, garnishment, levy, execution, or other legal or equitable process is not considered a voluntary assignment or alienation.

Notwithstanding the prohibitions included in this Section, a Participant or Beneficiary may direct the Plan to pay all or a portion of a Plan benefit to a third party, including the Employer, if: (a) such direction is revocable at any time by the Participant or Beneficiary; and (b) the third party files a written acknowledgment with the Administrator stating that the third party has no enforceable right in, or to, any Plan benefit payment or portion thereof (except to the extent of payments actually received pursuant to the terms of the arrangement). This acknowledgment must be filed with the Administrator no later than 90 days after the arrangement is entered into. A blanket written acknowledgment for all Participants and Beneficiaries who are covered under the arrangement with the third party is sufficient.

Notwithstanding the prohibitions included in this Section, a Participant’s benefit may be used to offset an amount that the Participant is ordered or required to pay to the Plan or under an order of forfeiture or restitution provided that such order complies with applicable law, including an order under the Mandatory Victims’ Restitution Act.

19.02 Section 19.01 shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order or any domestic relations order entered before January 1, 1986. A Qualified Domestic Relations Order may not require the Plan to provide any form of benefit not allowed under Section 12, may not increase benefits, and may not alter the payment of benefits under an existing Qualified Domestic Relations Order. In the case of any payment before a Participant has separated from Service, a Qualified Domestic Relations Order shall not be treated as providing a benefit not allowed by the Plan solely because the Order requires payment of benefits to an alternate payee on or after the date on which the Participant attains (or would have attained) the “Earliest Retirement Age” as if the Participant had retired on that date and in any form allowed by the Plan. “Earliest Retirement Age” shall mean the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from Service.

When a domestic relations order is received by the Plan, the Plan Administrator shall promptly notify the Participant and any alternate payee of the receipt of such order and the Plan’s procedures for determining if the order is a Qualified Domestic Relations Order and, within a reasonable time, the Plan Administrator shall determine if such order meets these requirements.

The Plan Administrator shall notify the Participant, the alternate payee and any other person specified in the order as being entitled to payment of benefits under the order at the address specified in the order of its determination. An alternate payee may designate a representative for receipt of copies of such notices. Unless distributions were being currently made, no distributions of benefits shall occur while this determination is being made by the Plan Administrator. If distributions were occurring prior to receipt by the Plan Administrator of the order, a separate account shall be established to hold any further distributions until a final determination is made by the Plan Administrator.

Upon written receipt of a domestic relations order, the Plan Administrator shall review this order, inform the Trustee, and gather such facts as it may deem appropriate. The Plan Administrator may consult with legal counsel for the Plan in such matters. The Plan Administrator shall reach a decision within 18 months following the date on which the first payment would be required to be made under the order whether it is a Qualified Domestic Relations Order. During this period the Plan Administrator shall separately account for the amounts which would have been payable to the alternate payee during the period if the order had been determined to be a Qualified Domestic Relations Order. If the order (or modification thereof) is qualified, the segregated amounts shall be paid according to the order. If the order is not qualified, any segregated accounts plus earnings thereon shall be returned to their original account. If the Plan’s fiduciaries follow these procedures, the Plan and all fiduciaries shall be relieved of any liability to any Participant or alternate payee. If an order is subsequently found to be a Qualified Domestic Relations Order, all payments shall be prospective only.

SECTION 20.

Designation and Status of Trustee

20.01 Hancock Holding Company has by the execution of this Agreement appointed the Trustee named herein. The Trustee may resign upon 60-days’ notice to the Plan Administrator unless a shorter period is agreed to by the Plan Administrator. The Trustee may be removed upon 60-days’ notice unless a shorter period is agreed to by the Trustee. In the event of a resignation or removal of the Trustee, Hancock Holding Company shall designate and appoint a qualified successor. Any such successor Trustee shall have all of the powers, duties and authority herein conferred upon the original Trustee. Upon acceptance of such appointment by the successor Trustee and the submission to the successor of a detailed and accurate accounting, the resigning or removed Trustee shall assign, transfer and pay over to the successor Trustee the funds and properties then constituting the Trust funds.

20.02 As to the assets comprising the Plan, the Trustee shall serve as a directed trustee hereunder. Notwithstanding any provision of this Plan to the contrary, the power and authority afforded to the Trustee hereunder with respect to such assets shall be interpreted and construed in a manner consistent with such designation.

SECTION 21.

Powers and Rights of Trustee

21.01 Except as otherwise herein expressly provided, the administration and management of the Trust herein created, the sale and conveyance of the Trust assets and the investment and reinvestment of Trust assets by the Trustee shall be performed in accordance with the directions of the Investment Committee and the Participants. The rights, powers, duties and liabilities of the Trustee shall be in accordance with and governed by the terms and provisions of the laws of the State of Mississippi governing fiduciary rights and responsibilities. However, in addition to the powers provided under such laws, the Trustee, shall have full power and authority at the direction of the Investment Committee and the Participants to perform the following:

(a)	to invest and reinvest the principal and income of the fund in the Trustee’s discretion in any and all stocks, bonds, notes, debentures, mortgages, equipment, trust certificates, insurance company contracts, real estate and in any such other property, real or personal, investments and securities of any kind, class or character, including options, puts and calls, whether income producing or not, as the Investment Committee may deem suitable for the Trust; and in making such investments and reinvestment, the Trustee shall not be restricted to properties and securities authorized for investment by trustees or other fiduciaries under any present or future law.

(b)	to permit available trust funds to remain temporarily uninvested or, in its discretion, to place on time deposit in a savings account, money market account or certificates of deposit in Hancock Bank, cash funds coming into the Trustee’s hands, subject to the provisions of subparagraph (i) of this Section 21.01.

(c)	to hold and be absolute owner of all insurance and annuity contracts applied for and held as part of the Trust Fund. The Trustee shall be held responsible only for such funds, assets and contracts as shall actually be received by it and shall have no obligation to make payments other than from funds, assets or contract values held in the Trust.

(d)	to cause any property of the Fund to be issued, held or registered in the individual name of the Trustee, in the name of the nominee of the Trustee or in such form that title will pass by delivery, provided the records of the Trustee shall indicate the true ownership of such property.

(e)	to vote any stock, options, puts and calls, bonds, partnership interest or other securities entitled to vote solely in the interest of the Plan Participants.

(f)	to invest funds collectively or individually, including, but not limited to, the purchase and sale of stocks, bonds and other securities, and any other investments allowed under the applicable state and federal laws.

(g)	to invest in Employer Stock.

(h)	to hold all or any portion of the assets comprising the Trust Fund in (i) one or more common or collective funds maintained by the Trustee or an Investment Manager (or an affiliate of any such entity) established for the exclusive purpose of investment by employee benefit plans qualified under Code Section 401(a), (ii) any certificate of deposit or other form of interest-bearing account offered by the Trustee or an Investment Manager (or an affiliate of any such entity), provided the rate of interest available under any such account is at least as favorable as the rate of interest available with respect to similar accounts offered to the public, (iii) any mutual fund (whether open-end or closed-end) sponsored by the Trustee or an Investment Manager (or an affiliate of any such entity), provided that the fees and expenses charged with respect to any such fund are in accordance with the provisions of ERISA or any opinion letter or prohibited transaction exemption (whether class or individual) issued under ERISA, or (iv) any group or master trust managed or sponsored by the Trustee or an Investment Manager (or an affiliate of such entity).

(i)	to invest all or a portion of the assets comprising the Trust Fund in one or more pooled, master or group trusts within the meaning of Revenue Ruling 81-100, common or collective trusts or other arrangements; to the extent required, the terms and conditions of any trust or other document governing any such pooled arrangement, master or group trust or common or collective trust shall be incorporated in this Trust Agreement by this reference, but such terms and conditions shall be solely applicable to the portion of the Trust Fund invested thereunder.

The Trustee is not authorized to accomplish any act for the Trust which would constitute a prohibited transaction unless exempted by the Department of Labor. A prohibited transaction shall include any direct or indirect sale or exchange or leasing of any property; lending of money or other extension of credit; or furnishing of goods, services or facilities between a plan and a disqualified person. A prohibited transaction shall also include the transfer of the income or assets of the Plan to a disqualified person; the use of the income or assets of the Plan by or for the benefit of a disqualified person; or the dealing with the income or assets of the Plan in the Trustee’s own interest or for the Trustee’s own account.

21.02 The Trustee may adopt such rules of procedure as in its discretion it deems necessary for a proper and efficient maintenance of the Fund and shall keep and maintain records of its proceedings and acts.

21.03 If any Participant or Beneficiary brings legal action against the Trust, the result of which shall be adverse to the party bringing suit, or if any dispute shall arise as to the person or persons to whom payment or delivery of any funds shall be made by the Trustee, the cost to the Trust of defending such suit may be a lien against the account of the Participant whose interest is in issue if the Participant is given prior notice of an impending lien and there is a judicial hearing on the probable validity of the Trustee’s claim.

21.04 The Trustee is authorized to pay from the Fund all expenses, taxes and charges, including fees of attorneys or agents, incurred in connection with the administration or operation of the Fund. The Trust shall pay the Trustee such reasonable compensation as shall be agreed upon from time to time by the Employer and the Trustee, unless the Employer shall assume such obligation.

21.05 Unless required by the Employee Retirement Income Security Act of 1974, the Trustee shall not be required to give bond for the faithful performance of its duties hereunder.

21.06 The Trustee may consult with counsel, who may be counsel for the Employer, with respect to any of its duties or obligations hereunder and may rely on counsel in acting or refraining from acting in accordance with their advice.

21.07 The Trustee shall be fully protected in taking any action (at the direction of the Investment Committee and/or Participant) indicated by this instrument to be within the scope of the authority of any officer of the Employer or of the Board of Directors of the Employer in accordance with any written instrument purported to be signed by such individual, or in reliance upon a certified copy of a resolution of the Employer which the Trustee, in good faith, believes to be genuine.

21.08 The Trustee may employ such fiduciaries as the Investment Committee designates. In accordance with the provisions of ERISA Section 402(c)(3) et. seq., the Investment Committee may appoint an investment manager or managers to manage all or part of the assets of the Plan. An investment manager appointed under this Section must be (a) registered as an investment advisor under the Investment Advisors Act of 1940, (b) a bank as defined in that Act, or (c) an insurance company qualified to manage, acquire or dispose of assets of a plan under the laws of more than one state. If this election is made, the Investment Committee shall direct the Trustee, by written notice, to segregate any portion or portions of the Trust in a separate account or accounts to be invested and reinvested by the investment manager, pursuant to Section 21.01. The following provisions shall be applicable:

(a)

If investment of the Trust Fund is to be directed in whole or in part by an investment manager, the Investment Committee shall deliver to the Trustee a copy of the instruments appointing the investment manager and evidencing the investment manager’s acceptance of such appointment, and acknowledgment by the investment manager that it is a Fiduciary of the Plan, and a certificate evidencing the investment manager’s current registration under the Investment Advisors Act of 1940, if applicable. The Trustee shall be fully protected in relying upon such instruments and certificate until otherwise notified in writing by the Investment Committee.

(b)	The Trustee shall follow the directions of the investment manager regarding the investment and reinvestment of the Trust Fund, or such portion thereof as shall be under management by the investment manager and shall exercise the powers set forth in Section 21.01 hereof as directed by the investment manager. The Trustee shall be under no duty or obligation to review any investment to be acquired, held or disposed of pursuant to such directions nor to make any recommendations with respect to the disposition or continued retention of any such investment or the exercise or non-exercise of the powers in Section 21.01 hereof.

The Trustee shall have no liability or responsibility for acting pursuant to the direction of, or failing to act in the absence of any direction from, the investment manager, unless the Trustee knows that by such action or failure to act it would be itself committing or participating in a breach of fiduciary duty by the investment manager.

(c)	The investment manager at any time and from time to time may issue orders for the purchase or sale of securities directly to a broker; and in order to facilitate such transactions, the Trustee upon request shall execute and deliver appropriate trading authorizations. Written notification of the issuance of each such order shall be given and the execution of each such order shall be confirmed by written advice to the Trustee by the broker. Such notification shall be authority for the Trustee to pay for securities purchased against payment therefor, as the case may be.

(d)	In the event that an investment manager should resign or be removed by the Investment Committee, the Trustee shall manage the investment of the Trust unless and until it shall be notified of the appointment of another investment manager with respect thereto as provided in this Section.

21.09 Each Participant shall be allowed to control and direct the investments of all of the Participant’s Accounts pursuant to Section 404(c) of ERISA. All investment options shall be selected by the Investment Committee. The Investment Committee shall select a diversified group of investments or investment managers to offer to the Participants. Such funds and managers shall be the only investment options available (other than Employer Stock) and shall include at least three (diversified categories of investments). The categories of investments shall be diversified both between categories and within each category and shall meet the requirements of Department of Labor Regulation Section 2550.404c-1. Information regarding the categories of investments shall be made available to the Participants by the Investment Committee.

All initial investment directions shall be made in a method accepted by the recordkeeper. All assets acquired pursuant to such direction shall be held by the Trustee until distributed in accordance with the terms of the Plan, or until the Participant directs that they be disposed of.

The Trustee is obligated to follow these instructions, but shall not implement any investment decision of the Participant which would create taxable income to the Plan. The Trustee and the Investment Committee shall not be liable for any loss, or by any reason of any breach, which results from the Participant’s controlling and directing investments in his or her account or accounts, and shall not be under any duty to advise a Participant or Beneficiary with respect to any investment.

Each Participant shall be informed of his or her rights to direct the investment of his or her accounts and of the procedures regarding directed investments. If the Participant does not elect an investment method, his or her accounts shall be invested in a default fund selected by the Investment Committee.

SECTION 22.

Trustee’s Accountings

22.01 The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder. All accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Investment Committee or by the Plan Administrator.

22.02 Net Earnings of the Fund shall be computed by the Trustee’s agent (as designated in writing by the Trustee) as of each Valuation Date and the agent’s good faith decision as to the value of the Fund and the Net Earnings and adjustments thereof shall be final, conclusive and binding upon all Participants and Beneficiaries.

Within 90 days following the close of each Plan Year and within a like period of time after its removal or resignation, the Trustee shall file with the Investment Committee or the Plan Administrator a written account setting forth all investments, receipts, disbursements and other transactions effected by it during such Plan Year, or during the period from the close of the last Plan Year to the date of such removal or resignation. The written account shall set forth the current fair market value of the Trust as of the date of the accounting. Securities held in the Trust shall be valued as of the close of business on the last business day of the Plan Year (or other closing date) on which those securities were traded. The market value of all other assets shall be fixed on the same date in such manner as the Trustee deems necessary.

22.03 Any Participant or Beneficiary may request in writing a statement indicating on the basis of the latest available information the total benefits accrued and the nonforfeitable benefits, if any, which have accrued, or the earliest date on which benefits will become nonforfeitable. No Participant or Beneficiary shall be entitled to receive more than one statement during any one 12-month period. No Participant, Beneficiary, estate or other person interested in the Trust, except the Investment Committee or an Employer, shall have the right to compel an accounting by the Trustee, judicial or otherwise, except as stated above. All such persons shall be bound by all accountings by the Trustee to the respective Employers, including accountings rendered to the Employer after a Participant’s termination of employment, Disability or death.

SECTION 23.

Qualified Military Service

23.01 This Section 23 applies to an Employee who: (1) has completed Qualified Military Service under USERRA; (2) the Employer has rehired under USERRA or who died while in Qualified Military Service; and (3) who is a Participant entitled to make-up contributions under Code § 414(u).

23.02 For purposes of this Section 23, the Plan Administrator will determine an affected Participant’s Compensation as follows. A Participant during his or her period of Qualified Military Service is deemed to receive Compensation equal to that which the Participant would have received had he or she remained employed by the Employer, based on the Participant’s rate of pay that would have been in effect for the Participant during the period of Qualified Military Service. If the Compensation during such period would have been uncertain, the Plan Administrator will use the Participant’s actual average Compensation for the 12 month period immediately preceding the period of Qualified Military Service, or if less, for the period of employment.

23.03 The Plan Administrator shall allow a Participant under this Section 23 to make up Elective Deferrals to his or her Elective Deferrals Account. The Participant may make up the maximum amount of Elective Deferrals which he or she under the provisions of the Plan would have been able to contribute during the period of Qualified Military Service (less any such amounts the Participant actually contributed during such period) and the Participant must be permitted to contribute any lesser amount as the Plan would have permitted. The Participant must make any make-up contribution under this Section 23.03 commencing on his or her reemployment date and not later than 5 years following reemployment (or if less, a period equal to 3 times the length of the Participant’s Qualified Military Service triggering such make-up contribution).

23.04 The Employer shall make up any Matching Contribution that the Employer would have made and which the Plan Administrator would have allocated to the Participant’s Account during the period of Qualified Military Service based on any make-up Elective Deferrals that the Participant makes under Section 23.03.

23.05 Any contribution made under this Section 23 does not cause the Plan to violate nor be subject to: (1) nondiscrimination testing, including under the ADP test, the ACP test and Code Section 401(a)(4); (2) top-heavy rules under Code Section 416; or (3) coverage under Code Section 410(b). Contributions under this Section 23 are Annual Additions and are subject to the deferral limits under Section 5.03 for the year to which such contributions are allocated, but not for the year in which such contributions are made.

23.06 A Participant receiving any make-up contribution under this Section 23 is not entitled to an allocation of any earnings on any such contribution prior to the time that the Employer actually makes the contribution to the Trust Fund.

23.07 A Participant receiving any make-up contribution under this Section 23 is not entitled to an allocation of any forfeitures arising during the Participant’s period of Qualified Military Service.

23.08 In the event a Participant dies on or after January 1, 2007 while performing Qualified Military Service, the Participant shall be deemed to have been reemployed by the Employer on the date prior to his death for all purposes except the accrual of benefits during the period of Qualified Military Service.

Differential wage payments, if any, will be treated as Compensation under this Section 23 and for purposes of Employee deferrals and any Employer contributions. Differential wage payments are payments that (a) are made by the Employer to an individual with respect to any period during which the individual is performing services in the uniformed military service, while on active duty for a period of more than thirty (30) days; and (b) represent all or a portion of the wages that the individual would have received from the Employer if the individual were performing Services for the Employer. An individual is treated as having incurred a severance from employment for purposes of this Plan during any period the individual is performing service in the uniformed military service.

SECTION 24.

Employer Stock

24.01 Definitions. Unless otherwise defined below, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

The term Designated Dividend shall mean a Dividend designated for deduction under Code Section 404(k).

The term Dividend shall mean a cash distribution paid by Hancock Holding Company with respect to the Qualifying Employer Securities Fund, which is characterized as a dividend under state law.

The term Dividend Declaration Date shall mean the date on which a Dividend is declared by the Board of Directors of the Holding Company.

The term Eligible Participant means with respect to each Plan Year commencing on or after the Effective Date, a Participant in the Plan as of the last day of the immediately preceding Plan Year and a Participant who first becomes eligible to participate in the Plan during such Plan Year.

The term Ex-Dividend Date means the date designated by the NASDAQ for the receipt of a Dividend with respect to Qualifying Employer Securities.

The term Qualifying Employer Securities shall mean the $3.33 par value voting common stock issued by the Holding Company, which securities are actively traded on the NASDAQ.

The term Qualifying Employer Securities Fund shall mean the investment fund maintained by the Trustee, the assets of which are invested primarily or solely in Qualifying Employer Securities.

The term Valuation Date shall mean the date on which Qualifying Employer Securities are allocated to the account of each Eligible Participant, which shall be the last day of the Plan Year and such other dates as may be designated, from time to time by the Plan Administrator

24.02 Required Investment Option. In addition to any Fund offered hereunder, from time to time, each Participant shall be permitted to invest and reinvest amounts allocated to his or her accounts.

24.03 Acquisition and Disposition of Employer Stock. The Trustee shall acquire Employer Stock hereunder on the open market, by private purchase or from Hancock Holding Company in accordance with the instructions of the Investment Committee or, if no instructions are provided, in its discretion. Notwithstanding any provision of this Plan to the contrary, in the event such stock is acquired from Hancock Holding Company, in no event shall the Plan pay any commission or other expense of sale, which shall be borne by the Employer. Shares of Employer Stock acquired from Hancock Holding Company may be authorized but unissued shares or treasury shares, in the discretion of such company.

The Trustee shall acquire or dispose of Employer Stock at such time or times as may be required to implement the instructions of any Participant hereunder. The Trustee shall not be required to anticipate market conditions or otherwise time any such acquisition or disposition to minimize the risk of loss. Notwithstanding any provision of this Plan to the contrary, the acquisition or disposition of Employer Stock hereunder may be postponed to the extent necessary or appropriate to comply with applicable Federal or state securities laws, without liability for loss of investment opportunity or loss of income or principal.

24.04 Dividends. The Trustee shall reinvest any cash dividends received with respect to Employer Stock in additional shares of such stock as of each applicable dividend payment unless subject to a distribution election pursuant to this Section. To the extent any dividend is paid in the form of Employer Stock or a stock split or similar recapitalization is made with respect to shares of Employer Stock, the Plan Administrator shall allocate such shares, pro rata, to the accounts of Participants invested in Employer Stock as of the payment date applicable to such dividend, split or similar recapitalization.

24.05 Voting. Qualifying Employer Securities allocated to the accounts of Participants and Beneficiaries shall be voted in accordance with the directions of each such Participant or Beneficiary.

As soon as administratively feasible before each annual or special shareholders meeting of the Holding Company, the Trustee or the Plan Administrator (or a designee thereof) shall furnish to each Participant and Beneficiary a copy of any proxy solicitation material furnished to shareholders of the Holding Company, together with a form requesting confidential instructions on how Qualifying Employer Securities allocated to such Participant’s or Beneficiary’s Account are to be voted. Upon timely receipt of such instructions, the Trustee, the Plan Administrator or such designee shall vote the securities as instructed. The instructions received from Participants and Beneficiaries shall be held in strict confidence and shall not be divulged or released to any person, including officers or Employees of the Holding Company or the Bank, except to the extent necessary to vote such securities as contemplated hereunder.

Except as permitted by applicable law, neither the Bank, the Holding Company, the Trustee nor the Plan Administrator shall make recommendations to Participants on whether to vote or how to vote. Qualifying Employer Securities with respect to which no instructions are received from Participants shall not be voted.

24.06 Tender Offers. The Plan Administrator or the Trustee (or an unrelated third-party recordkeeper approved by the Plan Administrator) shall notify each Participant invested in Employer Stock of a tender or other exchange offer and utilize its best efforts to distribute to such Participants in a timely manner all information distributed to other shareholders of the Employer in connection with any such offer. Each affected Participant shall have the right to instruct the Trustee, the Plan Administrator or the recordkeeper, in writing, as to the manner in which to respond to any tender or exchange offer with respect to Employer Stock. Such instructions shall be held in strict confidence and shall not be divulged or released to any person, including any officer or director of the Employer except as may be required to implement the provisions of this Section 24.06; provided, however, that the Trustee, the Plan Administrator or the recordkeeper shall advise, upon request, the total number of shares not subject to instructions to exchange or tender.

24.07 Distributions. Notwithstanding any provision of the Plan to the contrary, any distribution hereunder made with respect to an investment in Employer Stock shall be made (a) in whole shares of Employer Stock (and cash); or (b) in cash, as elected by the Participant or Beneficiary.

24.08 Status of Plan. Notwithstanding any provision of the Plan to the contrary, for all periods on or after the Effective Date, amounts allocated to the Qualifying Employer Securities Fund, from time to time, shall be deemed to constitute a stock bonus plan that is designated as an employee stock ownership plan within the meaning of Code Section 4975(e)(7), the assets of which are invested primarily or solely in Qualifying Employer Securities.

24.09 Maintenance of Qualifying Employer Securities Fund. Amounts allocated to the Qualifying Employer Securities Fund shall be invested and reinvested in Qualifying Employer Securities. The acquisition and disposition of such securities shall be made by the Trustee (or its designee) in accordance with the provisions of this amendment and the Plan.

Qualifying Employer Securities shall be acquired as set forth in Section 24.03. Neither the Trustee, the Holding Company, the Bank nor the Plan Administrator shall have any responsibility or duty to anticipate market conditions or changes in the value of Qualifying Employer Securities in order to maximize return or minimize loss with respect to any acquisition or disposition of such securities.

24.10 Designation of Dividends. Unless otherwise designated orally or in writing by the Holding Company, the Plan Administrator shall deem any Dividend payable with respect to Qualifying Employer Securities as a Designated Dividend hereunder.

24.11 Dividend Distributions. The Plan Administrator (or its designee) shall cause to be distributed to each Eligible Participant in accordance with this paragraph any Designated Dividend, subject to the following special rules:

a.	Within a reasonable period before the first day of each Plan Year, each Eligible Participant shall be entitled to elect (i) to receive distribution of Designated Dividends payable hereunder in the form of cash (any such Participant referred to herein as an Electing Participant), or (ii) to reinvest the amount of such Dividends in the Qualifying Employer Securities Fund. Any such election shall be made by such means as may be acceptable to the Plan Administrator. Any such election shall be deemed irrevocable as of the last day of the Plan Year that immediately precedes the Plan Year with respect to which the election relates (the Election Date). The Plan Administrator, in its discretion, may permit additional elections after an Election Date, but only to the extent necessary to comply with the provisions of Code Section 404(k) or with respect to Eligible Participants who first commence participation in the Plan during the affected Plan Year.

b.	If an Eligible Participant fails to make an election in accordance with subparagraph (a) hereof, he or she shall be deemed to have elected the reinvestment of Designated Dividends in the Qualifying Employer Securities Fund.

c.	Dividends that may constitute Designated Dividends hereunder shall be allocable to each Participant who owns an interest in the Qualifying Employer Securities Fund as of each Ex-Dividend Date in proportion to the number of shares of Qualifying Employer Securities (including fractional shares) allocated to each such Participant as of such date.

d.	Designated Dividends shall be (i) directly distributed to each Electing Participant as soon as practicable after each dividend payment date, or (ii) distributed from the Plan at least as frequently as annually, not later than 90 days after the close of the Plan Year in which each dividend payment date occurs, in the discretion of the Plan Administrator.

e.	If Designated Dividends are held in trust pending distribution hereunder, the Plan Administrator may direct the Trustee to invest such amounts in a manner intended to preserve principal.

f.	The Plan Administrator may adopt, from time to time, such additional rules and procedures as may be reasonably necessary to administer the election described in this paragraph.

24.12 Stock Dividends and Splits. Qualifying Employer Securities received by the Trustee as the result of a stock dividend, stock split, reorganization or other recapitalization of the Bank shall be allocated to each Participant invested in the Qualifying Employer Securities Fund as of the applicable record date. Allocation to each Participant shall be made in the same proportion that the Qualifying Employer Securities were allocated to such Participant as of the applicable record date.

SECTION 25.

Controlling Law and Legal Actions

25.01 This Plan and Trust Agreement shall be construed and enforced, and the Trust and Fund shall be administered according to ERISA and, where applicable, to the laws of the State of Mississippi to the extent not preempted by ERISA. All actions shall be brought within the State of Mississippi. Any action brought for benefits under this plan or for a breach of fiduciary duty shall be made within two years of the date such claim arose or shall be forever barred.

25.02 In case any provision of this Plan and Trust Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions but shall be fully severable, and the Plan and Trust Agreement shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this the day and year first above written.

HANCOCK HOLDING COMPANY

By:	/s/ Resa Frey

EMPLOYER

HANCOCK BANK

By:	/s/ James Drummond

TRUSTEE

HANCOCK BANK

By:	/s/ Resa Frey

PRIOR SPONSOR

HANCOCK HOLDING COMPANY

401(k) SAVINGS PLAN AND TRUST

APPENDIX A

Participating Employers

In addition to Hancock Holding Company, the following entities have adopted the plan and their employees are eligible to participate in the plan, subject to any limitations included in the plan or this summary:

Name of Participating Employer	Federal Tax I.D. No.
Hancock Bank	64-0169065
Whitney Bank	72-1171087
Hancock Investment Services	64-0867168
Hancock Insurance Agency	64-0169103
Harrison Finance Company	64-0693324
Lighthouse Service Corporation	27-1013817
Hancock Insurance Agency of AL	20-0990870
Hancock Insurance Agency of FL	27-1813689
Whitney Insurance Agency	72-0128650